Exhibit (e)(3)(viii)


                                 AMENDMENT NO. 7
                                       TO
                             DISTRIBUTION AGREEMENT
                  EQUITABLE DISTRIBUTORS, INC./CLASS IA SHARES

AMENDMENT  NO. 7 to  Distribution  Agreement  ("Amendment  No. 7"),  dated as of
September 1, 2001, between EQ Advisors Trust, a Delaware business trust ("Trust") and Equitable Distributors, Inc., a Delaware corporation ("Distributor").

The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class IA Shares dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, Amendment No. 2, dated as of December 31, 1998, Amendment No. 3, dated as of April 14, 1999, Amendment No. 4 dated as of August 30, 1999, Amendment No. 5, dated as of May 1, 2000 and Amendment No. 6, dated September 1, 2000 (the Original Agreement, together with such Amendments, the "Agreement") as herein provided. All terms used in this Amendment No. 7, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

        1. NEW PORTFOLIO. The Trust hereby authorizes the Distributor to participate in the distribution of Class IA Shares of the following new portfolio ("New Portfolio") on the terms and conditions contained in the
Agreement:

      EQ/Marsico Focus Portfolio

        2. EFFECTIVE DATE. The effective date of this Amendment No. 7 shall be September 1, 2001 with respect to the New Portfolio.

        3. DURATION OF AGREEMENT. This Agreement shall continue in effect until August 31, 2002 with respect to the New Portfolio and thereafter will continue on a year to year basis with respect to the Portfolio only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

        4. APPENDIX A. Appendix A to the Agreement, setting forth the Portfolio of the Trust for which the Distributor is authorized to distribute Class IA Shares, is hereby replaced in its entirety by Appendix A attached hereto.

      Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.


      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 7 as of the date first above set forth.




       EQ ADVISORS TRUST                         EQUITABLE DISTRIBUTORS, INC.



       By: /s/ Peter D. Noris                    By: /s/ Jose S. Suquet
           --------------------------------          ---------------------------
                Peter D. Noris                            Jose S. Suquet
                President and Trustee                     Chairman of the Board


                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 7
                             DISTRIBUTION AGREEMENT
                                CLASS IA SHARES**
Portfolios in Original Agreement:
--------------------------------
EQ/Putnam Growth & Income Value Portfolio               EQ/MFS Research Portfolio
EQ/Putnam International Equity Portfolio                EQ/MFS Emerging Growth Companies Portfolio
EQ/Putnam Investors Growth Portfolio                    EQ/Morgan Stanley Emerging Markets Equity Portfolio
EQ/Putnam Balanced Portfolio*                           EQ/T. Rowe Price International Stock Portfolio
EQ/Mercury World Strategy Portfolio*                    T. Rowe Price Equity Income Portfolio*
   (fka Merrill Lynch World Strategy Portfolio)         EQ/FI Small/Mid Cap Value Portfolio
EQ/Mercury Basic Value Equity Portfolio                    (fka Warburg Pincus Small Company Value Portfolio)
   (fka Merrill Lynch Basic Value Equity Portfolio)

Portfolios Added by Amendment No. 1:
-----------------------------------
EQ/International Equity Index Portfolio                 EQ/J. P. Morgan Core Bond Portfolio
   (fka BT International Equity Index Portfolio)           (fka JPM Core Bond Portfolio)
EQ/Small Company Index Portfolio                        EQ/Lazard Small Cap Value Portfolio
   (fka BT Small Company Index Portfolio)               Lazard Large Cap Value Portfolio*

Portfolios Added by Amendment No. 2:
-----------------------------------
EQ/Evergreen Foundation Portfolio*                      EQ/MFS Investors Trust Portfolio
EQ/Evergreen Omega Portfolio                               (fka MFS Growth with Income Portfolio)

Portfolios Added by Amendment No. 3:
 ----------------------------------
EQ/Alliance Premier Growth Portfolio                    EQ/Capital Guardian U.S. Equity Portfolio
EQ/Capital Guardian Research Portfolio                  EQ/Capital Guardian International Portfolio

Portfolios Added by Amendment No. 4:
-----------------------------------
EQ/Calvert Socially Responsible Portfolio               EQ/Alliance Global Portfolio
EQ/Aggressive Stock Portfolio                           EQ/Alliance Growth Investors Portfolio
    (fka Alliance Aggressive Stock Portfolio)           EQ/Alliance High Yield Portfolio
EQ/Balanced Portfolio                                   EQ/Alliance Intermediate Government
    (fka Alliance Balanced Portfolio)                    Securities Portfolio
EQ/Alliance Common Stock Portfolio                      EQ/Alliance International Portfolio
Alliance Conservative Investors Portfolio*              EQ/Alliance Money Market Portfolio
EQ/Equity 500 Index Portfolio                           EQ/Alliance Quality Bond Portfolio
    (fka Alliance Equity Index Portfolio)               EQ/Alliance Small Cap Growth Portfolio
EQ/Alliance Growth and Income Portfolio

Portfolios Added by Amendment No. 5:
-----------------------------------
EQ/Alliance Technology Portfolio

Portfolios Added by Amendment No. 6
-----------------------------------
EQ/AXP New Dimensions Portfolio                         EQ/AXP Strategy Aggressive Portfolio
EQ/FI Mid Cap Portfolio                                 EQ/Janus Large Cap Growth Portfolio

Portfolios Added by Amendment No. 7
-----------------------------------

EQ/Marsico Focus Portfolio

*  Indicates that the Portfolio is no longer included in EQ Advisors Trust.
** As of May 18, 2001 the Portfolio names were changed to include "EQ".
